UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 20, 2006

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 20, 2006, Lee Enterprises, Incorporated (the "Company") reported its results for the second fiscal quarter ended March 31, 2006. The Company is furnishing the related earnings release under Item 2.02. A copy of the earnings release is furnished as Exhibit 99.1 to this Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

To supplement the Company's consolidated operating results presented in accordance with generally accepted accounting principles or GAAP, the Company is using the following non-GAAP financial measures in the earnings release: non-GAAP earnings per share ("EPS") and operating cash flow. The Company's reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are contained in the attached earnings release.

The Company believes the use of non-GAAP EPS provides meaningful supplemental information to investors and financial analysts with which to evaluate its financial performance by excluding expenses and expenditures related to the acquisition of Pulitzer Inc. that may not be indicative of its core business operating results and, except as noted in the release, are of a substantially non-recurring nature. The Company also believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing the Company's performance and in forecasting and analyzing future periods.

The Company believes that operating cash flow is a useful measure of evaluating its financial performance because of its focus on the Company's results from operations before depreciation and amortization. The Company also believes that this measure is one of the alternative financial measures of performance used by investors, rating agencies and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits
99.1	Earnings Release – Second Quarter Ended March 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: April 24, 2006	By:	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Earnings Release – Second Quarter Ended March 31, 2006

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EXHIBIT 99.1 - News Release

201 N. Harrison St.

Davenport, IA 52801-1939

www.lee.net

NEWS RELEASE

Lee Enterprises reports earnings for second fiscal quarter

DAVENPORT, Iowa (April 20, 2006) — Lee Enterprises, Incorporated (NYSE: LEE), reported today that diluted earnings per common share from continuing operations were 32 cents for its second fiscal quarter ended March 31, 2006, compared with 40 cents a year ago, reflecting additional financial expense and amortization of intangible assets from the acquisition of Pulitzer Inc. in June 2005.

Early retirement and transition costs related to the acquisition of Pulitzer reduced diluted earnings per common share from continuing operations by 2 cents. Earnings in both the current and prior year reflect the impact of stock compensation expense, which Lee has been recognizing since October 2002.

Mary Junck, chairman and chief executive officer, said: “Strong growth in online, employment and niche advertising revenue helped offset slower spending by automotive, national and department store customers. As a result of continued strong cash flow, we were able to reduce debt in the quarter by $54.0 million and continue delivering on our successful acquisition of Pulitzer.”

On a reported basis, which includes the addition of Pulitzer in the current year, advertising revenue for the quarter increased 68.6 percent from a year ago to $210.9 million, with growth of 57.3 percent in retail, 72.1 percent in classified and 147.7 percent in national. Online advertising revenue increased 146.1 percent, and niche advertising rose 39.7 percent. Circulation revenue increased 60.7 percent. Total operating revenue increased 63.5 percent to $275.8 million.

On a same property (1) basis, which excludes the impact of Pulitzer and other acquisitions and divestitures made in the current or prior year, total advertising revenue for the quarter increased 1.7 percent from a year ago, with retail up 0.3 percent, classified up 1.6 percent, national down 8.8 percent and online advertising revenue up 38.2 percent. Circulation revenue decreased 1.9 percent, and total operating revenue increased 0.8 percent.

Operating expenses, on a reported basis, excluding depreciation and amortization, increased 68.2 percent to $213.5 million for the quarter, also reflecting the acquisition of Pulitzer. Compensation expense increased 60.0 percent, newsprint and ink increased 85.7 percent, and other expenses increased 73.3 percent. Transition and early retirement costs related to the acquisition of Pulitzer added $1.1 million.

Same property operating expenses, excluding depreciation and amortization, increased 3.2 percent in the quarter, with compensation up 1.4 percent, newsprint and ink up 8.5 percent, and other operating expenses up 4.1 percent.

Operating cash flow (2) increased 49.1 percent to $62.3 million, including acquisitions and related costs. Operating income, which includes equity in earnings of associated companies and depreciation and amortization, increased 43.0 percent to $45.0 million. Non-operating expenses, which include financial expense related to Pulitzer, totaled $22.1 million, compared with $2.6 million a year ago. As a result, income from continuing operations before income taxes decreased 20.5 percent to $22.9 million. Net income decreased 20.1 percent to $14.4 million.

YEAR TO DATE

For the six months ended March 31, diluted earnings per common share from continuing operations total 82 cents, compared with $1.00 a year ago. Excluding 14 cents of early retirement and transition costs related to the acquisition of Pulitzer, diluted earnings per common share from continuing operations total 96 cents.

On a reported basis, including acquisitions, advertising revenue for the six months increased 69.1 percent to $448.0 million, and total operating revenue increased 64.0 percent to $578.4 million. Operating expenses, excluding depreciation and amortization, rose 72.1 percent to $441.5 million. On a same property basis, advertising revenue increased 1.5 percent, total operating revenue increased 0.6 percent, and operating expenses, excluding depreciation and amortization, increased 3.1 percent.

Including acquisitions, operating cash flow increased 42.3 percent, to $136.9 million. Operating income rose 34.6 percent to $103.6 million. Income from continuing operations before income taxes decreased 18.0 percent to $58.9 million. Net income decreased 17.5 percent to $37.2 million.

PULITZER TRANSITION COSTS

The following table summarizes the impact on earnings per diluted common share from early retirement and transition costs related to the acquisition of Pulitzer:

	Three Months Ended March 31	Six Months Ended March 31
Diluted EPS, continuing operations	$0.32	$0.82
Early retirement program and other	0.02	0.14
Pulitzer transition costs
Diluted EPS, excluding costs	$0.33*	$0.96
related to Pulitzer acquisition

*Amounts do not add due to rounding

Consolidated statements of income and selected balance sheet tables follow. Expanded tables with same property comparisons, as well as revenue statistics for March, are available at www.lee.net/financial.

Lee Enterprises is a premier publisher of newspapers in midsize markets, with 52 dailies and a joint interest in six others, a rapidly growing online business and more than 300 weekly newspapers and specialty publications in 23 states. Lee’s newspapers have circulation of 1.7 million daily and 1.9 million Sunday, reaching more than four million readers daily. Lee’s newspaper online sites reach more than two million users, and Lee’s weekly publications have distribution of more than 4.5 million households. Lee’s newspapers include such diverse markets as Napa, Calif.; Bloomington, Ill.; Billings, Mont.; Escondido, Calif.; Madison, Wis.; and St. Louis, Mo. Lee is based in Davenport, Iowa, and its stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee Enterprises, please visit www.lee.net.

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LEE ENTERPRISES, INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended			Six Months Ended
	March 31			March 31
(Thousands, Except EPS Data)	2006	2005	%	2006	2005	%
Operating revenue:
Advertising revenue:
Retail	$107,940	$ 68,642	57.3%	$243,470	$152,104	60.1%
National	14,138	5,708	147.7	31,812	12,257	159.5
Classified:
Daily newspapers:
Employment	22,749	12,302	84.9	42,883	23,084	85.8
Automotive	14,577	9,233	57.9	28,815	19,096	50.9
Real Estate	14,965	8,754	71.0	30,304	17,975	68.6
All other	9,225	5,445	69.4	18,454	11,148	65.5
Other publications	14,259	8,292	72.0	28,232	16,728	68.8
Total classified	75,775	44,026	72.1	148,688	88,031	68.9
Online	8,498	3,453	146.1	15,969	6,577	142.8
Niche publications	4,567	3,268	39.7	8,054	5,934	35.7
Total advertising revenue	210,918	125,097	68.6	447,993	264,903	69.1
Circulation	51,121	31,807	60.7	102,941	64,258	60.2
Commercial printing	5,643	5,127	10.1	11,652	10,507	10.9
Online services & other	8,087	6,664	21.4	15,822	13,111	20.7
Total operating revenue	275,769	168,695	63.5	578,408	352,779	64.0
Operating expenses:
Compensation	113,553	70,954	60.0	228,624	142,683	60.2
Newsprint and ink	29,830	16,066	85.7	61,392	32,893	86.6
Other operating expenses	69,012	39,813	73.3	141,707	80,922	75.1
Transition costs	801	93	NM	1,153	103	NM
Early retirement program	281	-	NM	8,654	-	NM
Operating expenses,
excluding depreciation
and amortization	213,477	126,926	68.2	441,530	256,601	72.1
Operating cash flow(2)	62,292	41,769	49.1	136,878	96,178	42.3
Depreciation	8,265	5,165	60.0	16,596	10,110	64.2
Amortization	14,030	6,409	118.9	27,984	12,970	115.8
Equity in earnings of
associated companies:
Tucson partnership	3,550	-	NM	7,688	-	NM
Madison Newspapers	1,467	1,635	(10.3)	3,632	4,261	(14.8)
Other	-	(348)	NM	-	(381)	NM
Operating income	45,014	31,482	43.0	103,618	76,978	34.6

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Non-operating income:
Financial income	1,610	189	751.9	2,966	467	535.1
Financial expense	(23,694)	(2,747)	762.5	(47,731)	(5,586)	754.5
Other, net	-	(65)	NM	-	(65)	NM
	(22,084)	(2,623)	741.9	(44,765)	(5,184)	763.5
Income before
income taxes	22,930	28,859	(20.5)	58,853	71,794	(18.0)
Income tax expense	8,231	10,795	(23.8)	21,131	26,719	(20.9)
Minority interest	264	-	NM	523	-	NM
Net income	$ 14,435	$ 18,064	(20.1)%	$ 37,199	$ 45,075	(17.5)%
Earnings per common share:
Basic	$ 0.32	$ 0.40	(20.0)%	$ 0.82	$ 1.00	(18.0)%
Diluted	$ 0.32	$ 0.40	(20.0)%	$ 0.82	$ 1.00	(18.0)%
Average common shares:
Basic	45,390	45,086		45,325	45,057
Diluted	45,526	45,315		45,462	45,279

SELECTED BALANCE SHEET INFORMATION
				March 31
(Thousands)				2006		2005
Cash				$7,918		$1,168
Restricted cash and investments				88,560		-
Debt (principal amount)				1,606,000		165,000

NOTES:
(1)

Same property comparisons exclude acquisitions and divestitures made in the current and prior year. Same property revenue also excludes revenue of Madison Newspapers, Inc. (MNI), in which Lee owns a 50% share. It is reported using the equity method of accounting. Same property comparisons also exclude corporate office costs.

(2)

Operating cash flow, which is defined as operating income before depreciation, amortization and equity in net income of associated companies, is a non-GAAP financial measure. A reconciliation of operating cash flow to operating income, the most directly comparable measure under accounting principles generally accepted in the United States (GAAP), is reflected in the tables accompanying this release.

(3)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(4) The Company disclaims responsibility for updating information beyond the release date.

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, energy costs, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words "may," "will," "would," "could," "believes," "expects," "anticipates," "intends," "plans," "projects," "considers" and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100

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